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                                                                    EXHIBIT 10.1

                            TRIPLE CROWN MEDIA, INC.
                          2005 LONG TERM INCENTIVE PLAN

                     SECTION 1. ESTABLISHMENT AND PURPOSE.

      Triple Crown Media, Inc., a Delaware corporation (the "Company"), hereby establishes this long term incentive plan to be named the Triple Crown Media, Inc. 2005 Long Term Incentive Plan for certain employees of the Group (as defined below) and non-employee directors of the Company. The purpose of the Plan is to encourage certain employees of the Group and non-employee directors of the Company to acquire Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and non-employee directors and the Company and thus provide an incentive for continuation of the efforts of employees and non-employee directors for the success of the Company and for continuity of service.

                            SECTION 2. DEFINITIONS.

      Whenever used herein, the following terms shall have the respective meanings set forth below:

      (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

      (b) AWARD means any Option, Stock Appreciation Right, Restricted Stock or Performance Award granted under the Plan.

      (c) BASE PRICE means, in the case of an Option or a Stock Appreciation Right, 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

      (d)   BOARD means the Board of Directors of the Company.

      (e) CAUSE means with respect to a Participant's Termination of Employment, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Group and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Group, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Group and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

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            With respect to a Participant's Termination of Directorship, "cause"
            means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

      (f)   CHANGE OF CONTROL is defined in Section 14.

      (g) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

      (h) COMMITTEE means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and to the extent required by applicable stock exchange rules, "independent" as defined under applicable stock exchange rules. With respect to the application of the Plan to Non-Employee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if, and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

      (i) COVERED EMPLOYEE means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under
            Section 162(m) of the Code, or any successor statute.

      (j)   DISABILITY means permanent and total disability as defined in
            Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

      (k) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of any member of the Group.

      (l) FAIR MARKET VALUE means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., the last transaction price per share as quoted by such system, (ii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day; or (iii) if the Common Stock is not readily tradable on an established securities market as determined under Section 409A of the Code or any regulations or other guidance promulgated thereunder, a value determined by the reasonable application of a reasonable valuation method in accordance with

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            Section 409A of the Code or any regulations or other guidance promulgated thereunder. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

      (m) GROUP means the Company, its Parent and every Subsidiary of the Company.

      (n) NON-EMPLOYEE DIRECTOR means a director of the Company who is not an active employee of the Group.

      (o) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an "Incentive Stock Option" within the meaning of Section 422 of the Code, or a "Nonqualified Stock Option."

      (p) PARENT means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

      (q) PARTICIPANT means any Employee or Non-Employee Director designated by the Committee to participate in the Plan.

      (r) PERFORMANCE AWARD means a right to receive awards of Stock and such other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock or performance during a Performance Period.

      (s) PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

      (t) PERFORMANCE PERIOD means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

      (u) PERIOD OF RESTRICTION means the period during which a grant of Restricted Stock is restricted pursuant to Section 11 of the Plan.

      (v)   REPORTING PERSON means a person subject to Section 16 of the Act.

      (w) RESTRICTED STOCK means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under
            Section 11 have been satisfied or have expired, respectively.

      (x) RETIREMENT means a Termination of Employment without Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant. With respect to a Participant's Termination of Directorship, Retirement means the failure to stand for reelection (other than a Termination for Cause) on or after a Participant has attained age 65 or such earlier

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            date after age 50 as may be approved by the Board with regard to such Participant.

      (y) STOCK means the authorized and unissued shares of the Company's common stock, par value $.001 per share.

      (z) STOCK APPRECIATION RIGHT or SAR means the right to receive a number of shares of Stock representing the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

      (aa) SUBSIDIARY means a subsidiary corporation as defined in Section 424(f) of the Code.

      (bb) TEN PERCENT STOCKHOLDER means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

      (cc) TERMINATION OF DIRECTORSHIP means that the Non-Employee Director has ceased to be a director of the Company. In the event that a Non-Employee Director becomes an Employee or a consultant upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Employee, consultant or Non-Employee Director.

      (dd) TERMINATION OF EMPLOYMENT means a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Group. In the event that an Employee becomes a consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Employee is no longer an Employee, a consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

      (ee) WINDOW PERIOD means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

                           SECTION 3. ADMINISTRATION.

      The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made

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without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

      The Committee may offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

      The Committee may designate employees of the Group and professional advisors to assist the Committee in the administration of the Plan and, to the extent permitted by applicable law and applicable exchange rules, may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

                   SECTION 4. SHARES RESERVED UNDER THE PLAN.

      There is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Stock (subject to any increase or decrease pursuant to Section 13); provided, however, that notwithstanding the foregoing, no more than 200,000 shares of Stock (subject to any increase or decrease pursuant to Section
13) whether subject to Options, Stock Appreciation Rights, Awards of Restricted Stock or Performance Awards denominated in shares of Stock may be granted in any one fiscal year to any one single Participant and the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one single Participant shall not exceed $500,000.

      Stock underlying outstanding Options, Stock Appreciation Rights or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum, subject to the provisions of Section 10. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

      If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.

                            SECTION 5. PARTICIPANTS.

      Participants will consist of such Employees of the Group as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company and Non-Employee Directors. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it

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deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only Employees of the Group may be granted Incentive Stock Options under the Plan.

                          SECTION 6. TYPES OF AWARDS.

      The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be evidenced in writing and shall be subject to the terms and conditions of the Plan.

                      SECTION 7. DATE OF GRANTING AWARDS.

      All Awards granted under the Plan shall be granted as of an Award date, as determined by the Committee. Promptly after each Award date, the Company shall notify the Participant of the grant of the Award, and shall deliver to the Participant an Award agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award agreement within thirty days (or such other period determined by the Committee) after the date of delivery by the Company of the Award agreement to the Participant. If the Participant shall fail to execute and return the written Award agreement within such period, his or her Award shall be automatically terminated, except that if the Participant dies within such period such Award agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                      SECTION 8. INCENTIVE STOCK OPTIONS.

      Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of a share of Stock on the date of grant of the Incentive Stock Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant or such other method acceptable to the Committee. Unless otherwise provided in the Award agreement, Incentive Stock Options will be exercisable not earlier than six months and not later than ten years (or, five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) after the date they are granted and, except as provided below, will terminate three months after Termination of Employment for any reason other than death or Disability. Unless otherwise provided in the Award agreement, in the event Termination of Employment occurs as a result of death or Disability, the vested portion of the Option will be exercisable for 12 months after such termination. Unless otherwise provided in the Award agreement, if the Participant dies within 12 months after Termination of Employment by reason of Disability, then the period of exercise following death with respect to then vested Options shall be the remainder of the 12-month period, or three months, whichever is longer. Unless otherwise provided in the Award agreement, if the Participant dies within three months after Termination of Employment for any other reason, then the period of exercise following death with respect to then vested Options

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shall be three months. Notwithstanding anything herein to the contrary, in no event shall any Incentive Stock Option be exercised more than ten years after its grant (or, five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder). The aggregate Fair Market Value (determined as of the time an Option is granted) of the Stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Group) shall not exceed $100,000 per Participant. Unless provided otherwise in the Award agreement, Incentive Stock Options that are not exercisable at the time of Termination of Employment for any reason shall immediately terminate. Unless provided otherwise in the Award agreement, upon a Participant's Termination of Employment for Cause all outstanding Incentive Stock Options (whether vested or unvested) shall immediately terminate.

                     SECTION 9. NONQUALIFIED STOCK OPTIONS.

      Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Nonqualified Stock Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant or such other method acceptable to the Committee. Notwithstanding anything herein to the contrary, Nonqualified Stock Options will be exercisable as provided in the Award agreement except that such options will not be exercisable later than ten years after the date they are granted. Unless provided otherwise in the Award agreement, Nonqualified Stock Options that are not exercisable at the time of Termination of Employment or Termination of Directorship for any reason shall immediately terminate. Unless provided otherwise in the Award agreement, upon a Participant's Termination of Employment or Termination of Directorship for Cause all outstanding Nonqualified Stock Options (whether vested or unvested) shall immediately terminate. Unless provided otherwise in the Award agreement, Nonqualified Stock Options that are exercisable at the time of Termination of Employment or Termination of Directorship shall terminate three months after Termination of Employment or Termination of Directorship for any reason other than death, Retirement or Disability. In the event Termination of Employment or Termination of Directorship occurs as a result of death, Retirement or Disability, the vested portion of the Nonqualified Stock Options will remain exercisable for 12 months after such termination unless provided otherwise in the Award agreement. If the Participant dies during any post-termination exercise period, then the period of exercise following death shall be the remainder of the applicable post-termination exercise period, or three months, whichever is longer unless provided otherwise in the Award agreement. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

                     SECTION 10. STOCK APPRECIATION RIGHTS.

      Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to exercise. If the Option referred to in
(1), (2) or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued

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thereunder. At the time of grant, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Act. Settlement for SARs shall be made in Stock. Unless otherwise provided in the Award agreement, the following will apply upon exercise of an SAR:

      (a) Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan.

      (b) Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan.

      (c) Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan.

      (d) Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan. The exercise price of such a SAR shall be equal to the Fair Market Value of the Stock on the date of grant.

                         SECTION 11. RESTRICTED STOCK.

      Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) or as a bonus. Unless otherwise provided in the Award agreement, in the case of any Restricted Stock:

      (a) The purchase price, if any, will be determined by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

      (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for

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            not less than six (6) months following the date of grant; (ii)
            rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon a Termination of Employment or Termination of Directorship within specified periods, (iii) representation by the Employee or Non-Employee Director that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

      (c) The Participant shall have all of the rights of a holder of Stock during the Period of Restriction, including, without limitation, the right to vote the Stock, the right to receive any dividends, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Period of Restriction, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

      (d) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions. If and when the Period of Restriction expires without a prior forfeiture of the Restricted Stock subject to such Period of Restriction, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

      (e) The Committee may require that any stock certificates evidencing Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award.

      (f) The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including the goals set forth on Exhibit A) as the Committee may determine in its sole discretion, including to comply with the requirements of
            Section 162(m) of the Code. Unless and until the Committee determines that Restricted Stock granted to a Covered Employee shall not be designed to comply with the Performance-Based Exception, one or more of the performance goals set forth on Exhibit A shall apply.

      (g) The Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (the "Period of Restriction") commencing with the date of such Award, as set forth in the Award agreement or grant letter, and such agreement or grant letter shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such

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            restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock and/or waive the deferral limitations for all or any part of any Award of Restricted Stock.

      (h) Unless and until the Committee determines that Restricted Stock granted to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal and the vesting percentage must be established in writing by the Committee prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals is substantially uncertain (but in no event later than after 25% of the period of service to which the performance goal relates has elapsed). Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

      (i) Upon a Participant's Termination of Employment or Termination of Directorship for any reason during the relevant Period of Restriction, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

                        SECTION 12. PERFORMANCE AWARDS.

The Committee is authorized to grant to Participants Performance Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, including but not limited to, Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of Stock. The Committee may, in its sole discretion, permit Participants to defer all or a portion of their cash compensation in the form of Performance Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Stock issued on a bonus basis under this Section may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced, as determined by the Committee in its sole discretion.

For a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, the performance goals shall be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals is substantially uncertain (but in no event later than after 25% of the period of service to which the performance goal relates has elapsed).

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Any Performance Award and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

Unless otherwise provided in the Award agreement, in the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person received a Performance Award which includes Stock, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event a Performance Award is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Restricted Stock or Performance Awards shall be reduced as if shares had been issued The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award. Unless otherwise provided in the Award agreement, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Stock covered by a Performance Share will not be paid to the Participant.

Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant's Termination of Employment or Termination of Directorship for any reason during the Performance Period, the Performance Awards in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award and/or waive the deferral limitations for all or any part of such Award.

                       SECTION 13. ADJUSTMENT PROVISIONS.

      (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award (and the exercise or purchase price thereof), may be adjusted by the Committee to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

      (b) Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                         SECTION 14. CHANGE OF CONTROL.

      If the terms of an agreement under which the Committee has granted an Award under the Plan shall so provide, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

      (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

      (b) During the six month and seven day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a Participant shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Committee, to elect (within the Exercise Period and, in the case of Reporting Persons, only within a Window Period within such Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person more than six (6) months have elapsed from the grant thereof to surrender all or part of the Option to the Company and to receive in cash within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such elections shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 14(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., the highest price per share as quoted by such system, (B) or any period during which the Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Stock on such exchange as of the close of such trading day or (C) the highest market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board in the event neither (A) or (B) above shall be applicable, in each case during the 60 day period prior to and ending on the date of the Change of Control, or (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(g)(i) or (iii) hereof, the highest price per share of the Stock paid in such transaction or series of transaction (which in the case of paragraph (i) shall be the highest price per share of the Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

      (c) Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to subsection 14(b) hereof) shall become exercisable as follows:

            (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections.

            (ii) Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that he or she elects to have Options with respect to which the SAR was granted treated as having lapsed.

            (iii) Any SAR described in Subsection 10(d) shall be exercisable immediately, without regard to limitations imposed; upon such exercise which are related to the passage of time.

      (d) Any Restricted Stock granted pursuant to Section 11 shall become immediately and fully vested and transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(d). Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of grant of such Restricted Stock.

      (e) Any Performance Award granted pursuant to Section 12 which has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award. All payment shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Award.

      (f) If an Award agreement does not provide for accelerated vested upon a Change of Control, the Award, whether or not then vested, shall be continued, assumed, have new rights substituted therefor, as determined by the Committee, and restrictions to which any Restricted Stock or any other Award granted prior to the Change of Control are subject shall not lapse upon a Change of Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendments thereto).

      (g) For purposes of the Plan, a "Change of Control" shall occur if (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent forty five percent (45%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two
            (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock are converted into cash, securities, or other property, other than: (1) a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (2) a merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company's Stock immediately prior to the merger do not own more than 50% of the combined voting power of the voting securities of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than
            (1) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (2) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company, or
            (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      (h) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Options or SARs effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options or SARs that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

                        SECTION 15. NONTRANSFERABILITY.

      Unless otherwise provided in an Award agreement, Awards granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

      (a) By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

      (b) To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

                               SECTION 16. TAXES.

      The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), such reduction to be calculated based on a closing market price on the date of such notice. Reporting Persons may make a Stock Withholding Election either (i) during a Window Period, as to an Option or SAR exercise during such Window Period, or (ii) six months in advance of an Option or SAR exercise, which exercise need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.

                       SECTION 17. NO RIGHT TO EMPLOYMENT

      A Participant's right, if any, to continue to serve the Company and its subsidiaries as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

      No Award shall be granted more than ten years after the effective date of the Plan, but Awards granted prior to such date may extend beyond that date; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under the Plan. To the extent that any Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee and to the extent that any such Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Option or other Awards under the Plan. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall adversely impair the rights of a Participant regarding any existing Award. No amendment of the Plan, shall, without approval of the stockholders of the Company (a) increase the total number of shares which may be issued under the Plan (except pursuant to Section 13); (b) change the minimum purchase price, if any (except pursuant to Section 13 hereof), of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan. No amendment shall be effective without stockholder approval if such approval is required in order for the Plan to continue to comply with the applicable rules of any exchange or system on which the Company's securities are listed or traded, the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

                       SECTION 18. SHAREHOLDER APPROVAL.

      The Plan shall be effective on November 30, 2005, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Delaware.

                           SECTION 19. GOVERNING LAW.

      Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

                         SECTION 20. GENERAL PROVISIONS

      (a) The Committee may require each person receiving shares of Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Unless otherwise determined by the Committee, as long as the Stock is listed on a national securities exchange or quoted on a system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or quoted on such system. The Company shall have no obligation to issue such shares unless and until such shares are so listed or quoted, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing or quotation has been effected.

            If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

            Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares of Stock available before such suspension and as to shares of Stock which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

            A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

      (c)   All elections and transactions under the Plan by persons subject to
            Section 16 of the Exchange Act involving shares of Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with
            Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

      (d)   The Plan is intended to comply with the applicable requirements of
            Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with
            Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

                                    EXHIBIT A

                                PERFORMANCE GOALS

      Performance goals established for purposes of the grant or vesting of Restricted Stock and Performance Awards that are granted to Covered Employees and that are intended to comply with the Performance-Based Exception shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals: (i) enterprise value or value creation targets; (ii) after-tax or pre-tax profits, including without limitation as attributable to continuing and/or other operations of the Company; (iii) operational cash flow or economic value added;
(iv) specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or earnings per share from continuing operations; (vi) net sales, revenues, net income or earnings before income tax or other exclusions; (vii) return on capital employed or return on invested capital; (viii) after-tax or pre-tax return on stockholder equity; (ix) the fair market value of the shares of the Company's Stock; (x) the growth in the value of an investment in the Company's Stock assuming the reinvestment of dividends; (xi) a transaction that results in the sale of stock or assets of the Company; (xii) earnings before interest, taxes plus amortization and depreciation; or (xiii) reduction in expenses. The Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) a change in tax law or accounting standards required by generally accepted accounting principles.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit or business segment of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.